EXHIBIT 2.1


                     ACQUISITION AND AMALGAMATION AGREEMENT



                                  BY AND AMONG



                                FUTURELINK CORP.

                          FUTURELINK DISTRIBUTION CORP.

                           3045207 NOVA SCOTIA COMPANY

                              1423280 ONTARIO INC.

                              1423281 ONTARIO INC.



                                       AND



                               CHARON SYSTEMS INC.



                                       AND

        ALLAN SHERK, EDWARD MATHEWSON, JOE DA SILVA, LAYNE HARRIS, JASON
         YETMAN, DAVID FUNG, BLAIR COLLINS, ARRON FU, MARK PALANGIO, HO
            WAI FUNG, EDWARD CHI WAI FUNG, MALCOLM ROBINS, DATASPEC
             TELECOM MULTIMEDIA INC. AND THE CHARON EMPLOYEE TRUST







                           DATED AS OF JUNE 16 , 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I
         DEFINITIONS.............................................................................................2
         1.1      Definitions....................................................................................2

ARTICLE II
         ISSUANCE OF CLASS A NON-VOTING PREFERENCE SHARES;  AMALGAMATION; PURCHASE AND SALE; CAPITAL
         REORGANIZATION; CLOSING.................................................................................9
         2.1      Issuance of Class A Non-Voting Preference Shares...............................................9
         2.2      The Amalgamation...............................................................................9
         2.3      No Fractional Shares...........................................................................9
         2.4      Purchase and Sale..............................................................................9
         2.5      Reorganization of Capital of Exchangeco.......................................................10
         2.6      Closing.......................................................................................10

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....................................................10
         3.1      Corporate Organization........................................................................10
         3.2      Capitalization................................................................................11
         3.3      No Other Interest.............................................................................11
         3.4      Authority; No Violation.......................................................................11
         3.5      Consents and Approvals........................................................................12
         3.6      Financial Statements..........................................................................13
         3.7      Absence of Undisclosed Liabilities............................................................13
         3.8      Absence of Certain Changes....................................................................13
         3.9      Legal Proceedings.............................................................................15
         3.10     Governmental Authorization; Compliance with Laws..............................................16
         3.11     Regulatory Compliance.........................................................................16
         3.12     Title and Condition of Personal Property......................................................16
         3.13     Real and Leased Property......................................................................16
         3.14     Technology....................................................................................17
         3.15     Environmental Matters.........................................................................18
         3.16     Major Customers...............................................................................19
         3.17     Employment Agreements.........................................................................19
         3.18     Benefit Plans and Labour Matters..............................................................19
         3.19     Contracts and Commitments.....................................................................20
         3.20     Absence of Breaches or Defaults...............................................................22
         3.21     Insurance.....................................................................................22
         3.22     Brokers.......................................................................................23
         3.23     Minute Books..................................................................................23
         3.24     Representations Complete......................................................................23
         3.25     Potential Conflicts of Interest...............................................................23


                               TABLE OF CONTENTS
                                  (continued)


                                                                                                              PAGE
                                                                                                              ----

         3.26     Customs.......................................................................................24
         3.27     Insolvency....................................................................................24
         3.28     Investments...................................................................................24
         3.29     Restrictions on Business Activities...........................................................24
         3.30     Residence of the Shareholders.................................................................24
         3.31     Competition Act...............................................................................25

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PARENT, FUTURELINK ALBERTA, NOVA SCOTIA CO., EXCHANGECO
         AND FL ACQUISITION CO..................................................................................25
         4.1      Corporate Organization........................................................................25
         4.2      Authority; No Violation.......................................................................26
         4.3      Capitalization of Parent, FL Acquisition Co., Nova Scotia Co.,
                  Exchangeco and FutureLink Alberta.............................................................26
         4.4      Consents and Approvals........................................................................28
         4.5      Financial Statements and SEC Documents........................................................28
         4.6      Parent Filings................................................................................29
         4.7      Legal Proceedings.............................................................................29
         4.8      Competition Act...............................................................................29
         4.9      Regulatory Compliance.........................................................................30
         4.10     Insolvency....................................................................................30
         4.11     Representations Complete......................................................................30

ARTICLE V
         CERTAIN COVENANTS......................................................................................31
         5.1      Conduct of Business Pending Payment of Promissory Note........................................31
         5.2      Covenant of Parent and Nova Scotia Co.........................................................32

ARTICLE VI
         ADDITIONAL AGREEMENTS..................................................................................32
         6.1      Public Disclosure.............................................................................32
         6.2      United States Securities Laws Matters.........................................................32
         6.3      Rule 144 Reporting............................................................................34
         6.4      Registration Rights...........................................................................35
         6.5      Canadian Securities Laws Matters..............................................................35
         6.6      Best Efforts and Further Assurances...........................................................35
         6.7      Noncompetition; Confidential Information......................................................36
         6.8      Bonus Accrual.................................................................................37

ARTICLE VII
         CONDITIONS PRECEDENT...................................................................................38
         7.1      Conditions to Obligations of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and
                  FutureLink Alberta............................................................................38

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                              PAGE
                                                                                                              ----
         7.2      Conditions to the Obligations of Shareholders.................................................39

ARTICLE VIII
         INDEMNIFICATION........................................................................................40
         8.1      Indemnity.....................................................................................40
         8.2      Indemnification Procedures....................................................................40
         8.3      Tax Indemnification...........................................................................42
         8.4      Limitations and Payment of Claims.............................................................42

ARTICLE IX
         TAX MATTERS............................................................................................42
         9.1      Representations and Warranties................................................................42
         9.2      Stub Period Returns...........................................................................44
         9.3      Indemnification by the Selling Shareholders...................................................44
         9.4      Tax Adjustments...............................................................................45
         9.5      Access to Information.........................................................................45
         9.6      Books and Records.............................................................................45
         9.7      Notice of Audit...............................................................................46
         9.8      Transfer Taxes................................................................................46
         9.9      Miscellaneous.................................................................................46

ARTICLE X
         GENERAL PROVISIONS.....................................................................................46
         10.1     Survival of Representations and Warranties....................................................46
         10.2     Notices.......................................................................................46
         10.3     Governing Law.................................................................................48
         10.4     Severability..................................................................................48
         10.5     Assignment; Binding Effect; Benefit...........................................................48
         10.6     Expenses......................................................................................48
         10.7     Headings......................................................................................49
         10.8     Entire Agreement..............................................................................49
         10.9     Counterparts..................................................................................49
         10.10    Reproduction of Documents.....................................................................49
         10.11    Advice from Independent Counsel...............................................................49
         10.12    Currency......................................................................................49
         10.13    No Agency; No Joint Venture...................................................................50
         10.14    Good Faith....................................................................................50
         10.15    Amendment.....................................................................................50
         10.16    Extension; Waiver.............................................................................50
         10.17    Time of Essence...............................................................................50
         10.18    Knowledge.....................................................................................50
         10.19    Guarantee.....................................................................................51

                                     -iii-

Exhibit A-1                Form of Exchange Agreement
Exhibit A-2                Form of Newco Call Right Agreement
Exhibit B                  Form of Support Agreement
Exhibit C                  Exchangeable Share Terms
Exhibit D-1                Form of Lock-Up Agreement
Exhibit D-2                Form of Lock-Up Agreement
Exhibit E                  Form of Amalgamation Agreement
Exhibit F                  Form of Registration Rights Agreement

Schedule 2.4               Shareholder Allocations
Schedule 3.1               Jurisdictions
Schedule 3.2               Capitalization
Schedule 3.5               Consents, Approvals
Schedule 3.7               Undisclosed Liabilities
Schedule 3.8               Absence of Certain Changes
Schedule 3.9               Legal Proceedings
Schedule 3.12              Title and Condition of Personal Property
Schedule 3.13              Leased Real Property
Schedule 3.14              Technology
Schedule 3.16              Top 20 Customers
Schedule 3.17              Employment Agreements
Schedule 3.18              Benefit Plans and Labour Matters
Schedule 3.19              Material Contracts
Schedule 3.21              Insurance
Schedule 3.24              Minute Books
Schedule 3.25              Potential Conflicts
Schedule 3.28              Investments
Schedule 4.29              Restrictions on Business Activities
Schedule 4.3               Capitalization
Schedule 4.7               Legal Proceedings
Schedule 10.1              Tax Matters

                                      -1-

                     ACQUISITION AND AMALGAMATION AGREEMENT

THIS ACQUISITION AND AMALGAMATION AGREEMENT (the "Agreement"), is made and entered into as of June 16, 2000, by and among:

               FUTURELINK CORP. ("Parent"), a Delaware corporation, FUTURELINK DISTRIBUTION CORP., ("FutureLink Alberta") an Alberta corporation and wholly-owned subsidiary of Parent, 3045207 NOVA SCOTIA COMPANY, ("Nova Scotia Co.")
               a Nova Scotia unlimited liability company and wholly-owned subsidiary of Parent, 1423280 ONTARIO INC., ("Exchangeco"), an Ontario corporation and wholly-owned subsidiary of Nova Scotia Co. and 1423281 ONTARIO INC., ("FL Acquisition Co.") an Ontario corporation and wholly-owned subsidiary of Exchangeco,

                                     - and -


               CHARON SYSTEMS INC. (the "Company")

                                     - and -


               ALLAN SHERK, EDWARD MATHEWSON, JOE DA SILVA, LAYNE HARRIS, JASON YETMAN, DAVID FUNG, BLAIR COLLINS, ARRON FU, MARK PALANGIO, HO WAI FUNG, EDWARD CHI WAI FUNG, MALCOLM ROBINS, DATASPEC TELECOM MULTIMEDIA INC. AND CHARON EMPLOYEES TRUST

               (collectively, the "Shareholders")

RECITALS:

         WHEREAS Parent, Futurelink Alberta, the Company and the Shareholders are parties to an acquisition and pre-amalgamation agreement dated as of February 3, 2000 (the "Acquisition and Pre-Amalgamation Agreement"), which provided for, inter alia, the indirect acquisition by Parent of all of the issued and outstanding voting and non-voting common shares and preference shares of the Company (the "Company Shares");

         AND WHEREAS the parties to the Acquisition and Pre-Amalgamation Agreement wish to replace and supersede the Acquisition and Pre-Amalgamation Agreement with this Agreement;

         AND WHEREAS, in furtherance of such acquisition, Parent, FutureLink Alberta, Exchangeco, FL Acquisition Co., Nova Scotia Co., the Company and the Shareholders wish to enter into this Agreement in order to provide for, (i) the amalgamation (the "Amalgamation") of

FL Acquisition Co. and the Company whereupon each voting and non-voting common share of the Company (each a "Company Common Share") shall be exchanged for
2.0776 Class B non-voting common shares of Exchangeco ("Class B Non-Voting Common Shares"), and each issued and outstanding preference share in the capital of the Company ("Company Preference Share") shall be exchanged for 1 Class C voting preference share of Exchangeco ("Class C Voting Preference Share"); (ii) the acquisition by Nova Scotia Co. of all of the issued and outstanding Class C Voting Preference Shares (the "Acquisition"); and (iii) pursuant to a reorganization of capital of Exchangeco (the "Reorganization"), the exchange of each Class B Non-Voting Common Share for one exchangeable non-voting share of Exchangeco ("Exchangeable Share");

     AND WHEREAS, the Shareholders have approved the Amalgamation as required by the Business Corporations Act (Ontario);

     AND WHEREAS, Parent, FutureLink Alberta, Nova Scotia Co., FL
Acquisition Co., Exchangeco, the Company and the Shareholders desire to make certain representations, warrants, covenants and agreements in connection with Amalgamation, the Acquisition, the Reorganization, and the transactions described herein;

     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1  DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

     (a) "Acquisition" shall have the meaning ascribed thereto in the recitals to this Agreement;

     (b) "Affiliate" shall have the meaning ascribed thereto in the Business Corporations Act (Ontario), as amended;

     (c) "Amalgamated Charon" means the company continuing as a result of the Amalgamation;

     (d) "Amalgamated Charon Shares" means the common shares in the capital of Amalgamated Charon;

     (e) "Amalgamation" means the amalgamation to be effected pursuant to the Amalgamation Agreement, of FL Acquisition Co. and the Company, under the laws of the province of Ontario;

      (f) "Amalgamation Agreement" means the agreement to be entered into between Exchangeco, FL Acquisition Co. and the Company, substantially in the form attached hereto as Exhibit E;

      (g) "Benefit Plans" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered which the Company is a party to or bound by or under which the Company has, or will have, any liability or contingent liability, relating to:

            (i) bonus, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock ,vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

            (ii) disability or wage continuation during period of absence from work (including short term disability, long term disability and workers compensation), hospitalization, health, medical or dental treatments or expenses, life insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured; or

            (iii) retirement or retirement savings including, without
                  limitation, pension plans, pensions or supplemental pensions, registered retirement savings plans,
                  "registered pension plans" (as defined in the Tax Act) and "retirement compensation arrangements" (as defined in the Tax Act);

             with respect to any of its Employees or former Employees (or any dependants or beneficiaries of any such Employees or former Employees), individuals working on contract with the Company (or eligible dependants of such persons) or other individuals who provide services to it of a kind normally provided by Employees (or eligible dependants of such persons);

      (h)   "Cash Proceeds" shall have the meaning ascribed thereto in
            Section 2.4;

      (i) "Class A Non-Voting Preference Shares" means the Class A non-voting preference shares in the capital of Exchangeco;

      (j) "Class B Non-Voting Common Shares" means the Class B non-voting common shares in the capital of Exchangeco;

      (k) "Class B Non-Voting Preference Shares" means the Class B non-voting preference shares in the capital of Exchangeco;

      (l) "Class C Voting Preference Shares" means the Class C voting preference shares in the capital of Exchangeco;

      (m)   "Closing Date" shall have the meaning ascribed thereon in Section
            2.6;

      (n) "Collective Agreements" means the collective agreements and all related documents including all benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents for the Employees by which the Company is bound or which impose any obligations upon the Company or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements;

      (o)   "Company" means Charon Systems Inc., an Ontario corporation;

      (p) "Company Authorizations" shall have the meaning ascribed thereto in Section 3.10;

      (q) "Company Common Shares" has the meaning ascribed thereto in the Recitals to this Agreement;

      (r) "Company Preference Shareholders" means Allan Sherk, Edward Mathewson, Joe Da Silva, Layne Harris, Jason Yetman, David Fung, Blair Collins, Arron Fu, Mark Palangio, Ho Wai Fung, Edward Chi Wai Fung, Malcolm Robins, Dataspec Telecom Multimedia Inc., being the holders of all of the issued and outstanding Preference Shares;

      (s) "Company Preference Shares" shall have the meaning ascribed thereto in the Recitals hereto;

      (t) "Company Shares" means the Company Common Shares and the Preference Shares;

      (u) "Copyrights" means all copyrights used in or relating to the business of the Company, whether registered or not, including those copyright registrations and applications identified in
            Schedule 3.14;

      (v) "Effective Date" means the date shown on the Articles of Amalgamation to be issued by the Director under the OBCA giving effect to the Amalgamation which for greater certainty shall mean the Closing Date;

      (w) "Effective Time" is the time the Articles of Amalgamation are issued by the Director under the OBCA;

      (x) "Employees" means all persons employed or retained by the Company, including consultants, and for greater certainty, those employees on long term disability leave or other absence;

      (y) "Environmental and Safety Laws" shall mean any federal, provincial or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public;

      (z)   "Exchange Act" shall have the meaning ascribed thereto in
            Section 4.5;

      (aa) "Exchange Agreement" means the agreement to be made between Parent, Exchangeco and the Shareholders, substantially in the form attached as Exhibit A-1 hereto;

      (bb) "Exchangeable Shares" means the shares in the capital stock of Exchangeco having the rights, privileges, restrictions and conditions, substantially as set forth in Exhibit C hereto;

      (cc)  "Exchangeco" means 1423280 Ontario Inc., an Ontario corporation;

      (dd) "Exchangeco Common Shares" shall have the meaning ascribed thereto in section 4.3(e) of this Agreement;

      (ee)  "Facility" has the meaning ascribed thereto in Section 3.15(a);

      (ff) "Financial Statements" means the audited financial statements of the Company dated December 31, 1999;

      (gg) "FL Acquisition Co." means 1423281 Ontario Inc., an Ontario corporation;

      (hh) "FL Acquisition Co. Common Shares" shall have the meaning ascribed thereto in Section 4.3(f) of this Agreement;

      (ii) "FutureLink Alberta" means FutureLink Distribution Corp., a company existing under the laws of Alberta;

      (jj) "FutureLink Alberta Common Shares" shall have the meaning ascribed thereto in Section 4.3(c);

      (kk) "Governmental Authorities" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

      (ll)  "Governmental Entity" shall have the meaning ascribed thereto in
            Section 3.5;

      (mm)  "Indemnified Party" shall have the meaning ascribed thereto in
            Section 9.8(a);

      (nn)  "Indemnifying Party" shall have the meaning ascribed thereto in
            Section 9.8(a);

      (oo) "Industrial Designs" means all industrial designs or similar rights used in or relating to the business of the Company, whether registered or not, including those industrial design registrations identified in Schedule 3.14;

      (pp) "Intellectual Property Rights" means all right, title and interest in and to and the benefit of all Patent Rights, Trade-marks, Copyrights and Industrial Designs;

      (qq) "Key Employees" means the Shareholders' Representative and those individuals who are key employees of the Company, as determined prior to Closing, by the Shareholders' Representative in his sole discretion;

      (rr)  "Leased Property" shall have the meaning ascribed thereto in
            Section 3.13;

      (ss)  "Leases" shall have the meaning ascribed thereto in section 3.13;

      (tt)  "Legal Expenses" shall have the meaning ascribed thereto in
            Section 8.1(a);

      (uu)  "Liability" shall have the meaning ascribed thereto in Section
            3.7;

      (vv) "Lien" or "Encumbrance" (or "Liens or Encumbrances" as the context may require) means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, title defect servitude, transfer limit, restriction, option or adverse claim or other encumbrance of any kind or character whatsoever;

      (ww)  "Losses" shall have the meaning ascribed thereto in Section
            9.8(a);

      (xx) "Material Adverse Effect" means any condition, event or development which is, or could reasonably be expected to result in or represent, a material adverse effect or material adverse change (or any condition, event or development involving a prospective material adverse change) individually or in the aggregate on or in the business, affairs, prospects, operations, assets, capitalization, financial condition, rights, results of operations, or liabilities (including without limitation any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of the Company or Parent (including their subsidiaries), as the case may be. Any item susceptible of measurement in monetary terms which does not exceed the amount of $35,000 shall not be considered a Material Adverse Effect;

      (yy)  "Material Contracts" shall have the meaning ascribed thereto in
            Section 3.19;

      (zz) "Minority Shareholders" means Blair Collins, Malcolm Robins and Dataspec Telecom Multimedia Inc.;

      (aaa) "Newco Call Right Agreement" means the agreement to be made between Parent, Nova Scotia Co., Exchangeco and the
            Shareholders, substantially in the form attached as Exhibit A-2 hereto;

         (bbb) "Non-Disclosure Agreement" means the mutual non-disclosure agreement dated as of December 20, 1999 between the Company and Parent;

         (ccc) "Nova Scotia Co." means 3045207 Nova Scotia Company, an unlimited liability company existing under the laws of Nova Scotia;

         (ddd) "Nova Scotia Common Shares" has the meaning ascribed thereto in
               Section 4.3(d) of this Agreement;

         (eee) "OBCA" means the Business Corporations Act (Ontario) as now in effect and as may be amended from time to time prior to the Effective Date;

         (fff) "Parent" means FutureLink Corp., a corporation existing under the laws of Delaware;

         (ggg) "Parent Indemnified Person" shall have the meaning ascribed thereto in Section 8.1(a);

         (hhh) "Parent Stock" means the common stock of Parent;

         (iii) "Party" or "Parties" means Parent, FutureLink Alberta, Nova Scotia Co., Exchangeco, FL Acquisition Co., the Company and the Shareholders;

         (jjj) "Patent Rights" means all patents and inventions and applications thereof used in or relating to the business of the Company, and patents which may be issued out of current applications, (including divisions, reissues, renewals, re-examinations, continuations, continuations in part and extensions) applied for or registered in any jurisdiction, including those issued patents and patent applications identified in Schedule 3.14;

         (kkk) "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization;

         (lll) "Promissory Note" shall have the meaning ascribed thereto in
               Section 2.4;

         (mmm) "Reorganization" shall have the meaning ascribed thereto in the Recitals to this Agreement;

         (nnn) "Restricted Period" shall have the meaning ascribed thereto in
               Section 6.7(a);

         (ooo) "SEC Documents" shall have the meaning ascribed thereto in
               Section 4.5;

         (ppp) "Shareholder Indemnified Person" shall have the meaning ascribed thereto in Section 8.1(b);

         (qqq) "Shareholder" or "Shareholders" has the meaning ascribed thereto in the recitals to this Agreement;

         (rrr) "Shareholders' Representative" means David Fung;

         (sss) "Support Agreement" means the agreement to be made between Parent, Nova Scotia Co. and Exchangeco substantially in the form attached as Exhibit B hereto;

         (ttt) "Tax" or "Taxes" shall mean all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec, Ontario and other government pension plan premiums or contributions;

         (uuu) "Tax Act" means the Income Tax Act (Canada), as amended;

         (vvv) "Tax Return" shall mean any return, report, declaration, election, notice, filing information return and statements filed or required to be filed or any other document (including any related or supporting information) in respect of Taxes;

         (www) "Technical Information" means all right, title and interest in and to all know-how used in or relating to the business of the Company including all information of a scientific, technical or business nature whether in oral, written, graphic, machine readable, electronic or physical form. Without limiting the generality of the foregoing, "Technical Information" shall include all documented research, trade secrets and other proprietary know-how, processes, computer software and associated manuals, methods of production, drawings, blueprints, patterns, plans, flow charts, equipment and parts lists, descriptions and related instructions, formulas, designs, manuals, records and procedures used in or relating to the business of the Company;

         (xxx) "Technology" means all technology used in or relating to the business of the Company including all Intellectual Property Rights and Technical Information;

         (yyy) "Third Party Action" shall have the meaning ascribed thereto in
               Section 8.2(a); and

         (zzz) "Trade-marks" means all trade-marks, trade names, designs, graphics, logos and other commercial symbols used in connection with the business of the Company, whether registered or not, including the trade-marks, trade names, designs, graphics, logos and other commercial symbols identified in Schedule 3.14.

                                   ARTICLE II
                ISSUANCE OF CLASS A NON-VOTING PREFERENCE SHARES;
                        AMALGAMATION; PURCHASE AND SALE;
                         CAPITAL REORGANIZATION; CLOSING

2.1   ISSUANCE OF CLASS A NON-VOTING PREFERENCE SHARES

Immediately prior to the Effective Time, Parent shall cause Exchangeco to issue Class A Non-Voting Preference Shares having a value equal to $35,000 to a service provider of Parent or an Affiliate thereof.

2.2   THE AMALGAMATION

Subject to the terms and conditions of this Agreement, at the Effective Time:

      (a)  FL Acquisition Co. shall be amalgamated with and into the Company;

      (b) The Amalgamation shall be effected under Section 175 of the OBCA pursuant to the terms of the Amalgamation Agreement;

      (c) Pursuant to the Amalgamation Agreement, on Amalgamation, the following shall occur:

           (i) each outstanding Company Common Share shall be converted into 2.0776 fully paid and non-assessable Class B Non-Voting Common Shares;

           (ii) each outstanding Company Preference Share shall be converted into one fully paid and non-assessable Class C Voting Preference Share; and

           (iii) each outstanding common share in the capital of FL Acquisition Co. shall be converted into one fully paid and non-assessable common share in the capital of Amalgamated Charon.

2.3   NO FRACTIONAL SHARES

In case the number of Class B Non-Voting Common Shares to be issued to a Shareholder pursuant to Section 2.2 is not a whole number, the number of Class B Non-Voting Common Shares to which such Shareholder shall be entitled shall be rounded down to the nearest whole number, and no compensation shall be paid to such Shareholder for such rounding down.

2.4   PURCHASE AND SALE

Immediately after the Effective Time, upon the terms and subject to the conditions of this Agreement:

      (a) The holders of Class C Voting Preference Shares shall sell and Parent shall cause Nova Scotia Co. to purchase the Class C Voting Preference Shares;

      (b) The amount payable by Nova Scotia Co. for the Class C Voting Preference Shares shall be the amount of $7,500,000 (the "Purchase Price") which shall be satisfied: (i) by the payment on the Closing Date of $1,000,000 (the "Cash Proceeds") to the holders of Class C Voting Preference Shares by Nova Scotia Co. by wire transfer, certified cheque or as otherwise directed by the holders of Class C Voting Preference Shares all in accordance with the allocations set forth in Schedule 2.4; and, (ii) by the issuance on the Closing Date of a promissory note in the principal amount of $6,500,000 (the "Promissory Note") to holders of Class C Voting Preference Shares by Nova Scotia Co.

      (c) The holders of Class C Voting Preference Shares shall transfer and deliver to Nova Scotia Co. share certificates representing the Class C Voting Preference Shares duly endorsed in blank for transfer and shall take such steps as shall be necessary to cause Exchangeco to enter Nova Scotia Co. upon the books of Exchangeco as the holder of the Class C Voting Preference Shares and to issue one or more share certificates to Nova Scotia Co. representing the Class C Voting Preference Shares.

2.5   REORGANIZATION OF CAPITAL OF EXCHANGECO

Immediately following the payment of all amounts due under the Promissory Note, or as reasonably practicable thereafter, Parent shall complete the Reorganization whereby it will cause Exchangeco to file Articles of Amendment pursuant to Section 170 of the OBCA providing for the exchange of each Class B Non-Voting Common Share into one Exchangeable Share.

2.6   CLOSING

The closing (the "Closing") shall take place on June 16, 2000 subject to the satisfaction or waiver of each of the conditions set forth in Article VII hereof, or at such other time as the parties hereto agree (the "Closing Date"), and the transactions contemplated hereby other than the Reorganization contemplated by Section 2.5, shall be effected as soon as is reasonably practicable following the Closing. The Closing shall take place at the offices of Osler, Hoskin & Harcourt LLP, 63rd Floor, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, or at such other location as the parties hereto agree.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder severally (and not jointly and severally), represents and warrants that each of the following representations and warranties is true and correct with respect to (i) the Company, and (ii) such Shareholder, in each case as applicable.

3.1   CORPORATE ORGANIZATION

The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario. The Company has the corporate power and authority to own or lease its properties and assets and to carry on its business as presently conducted, and is registered, licensed or otherwise qualified as an extra-provincial or foreign corporation to do business in each jurisdiction listed on Schedule 3.1 hereto, which jurisdictions are the only jurisdictions in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

3.2   CAPITALIZATION

      (a) Schedule 3.2 sets forth all of the authorized, issued and outstanding capital stock of the Company, the name and addresses of the registered and beneficial owners thereof, and the number of Company Shares so owned. All of the Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the Shareholders free and clear of any Lien, Encumbrance, pre-emptive right or right of first refusal of any kind or character or claims thereto. No Company Shares were issued in violation of any applicable federal or provincial securities laws. No subscriptions, options or other rights to purchase Company Shares or other securities of the Company are outstanding and no securities or obligations convertible into or exchangeable for Company Shares or other securities of the Company have been authorized or agreed to be issued or are outstanding.

      (b) Except as disclosed in Schedule 3.2, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other Person.

3.3   NO OTHER INTEREST

Other than as described in Section 3.2, no Person, other than Parent and FutureLink Alberta pursuant to this Agreement, has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible options of any nature for:

           (i) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued capital stock of the Company or any securities of the Company;

           (ii)  the purchase from the Shareholders of any Company Shares; or

           (iii) the purchase or other acquisition from the Company of any of its undertaking, property or assets, other than in the ordinary course of business.

3.4   AUTHORITY; NO VIOLATION

      (a) Each of the Company and the Shareholders has full right, power and authority to execute and deliver this Agreement and the oth er agreements contemplated hereby, to perform his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Board of

           Directors of the Company has unanimously approved this Agreement and all transactions contemplated hereby. Each of the Shareholders, collectively being the holders of all of the issued and outstanding Company Shares, has approved this Agreement and the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each Shareholder and (assuming due authorization, execution and delivery by Parent and FutureLink Alberta) constitutes a valid and binding obligation of the Company and each Shareholder, enforceable against each of them, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

      (b) The execution and delivery of this Agreement by the Company and each Shareholder, the consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof, will not, assuming the consents and approvals referred to in Section 3.5 are obtained, (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate any statute, code, ordinance, rule or regulation applicable to the Company or any Shareholder or any of their assets or properties, where such violation would reasonably be expected to have a Material Adverse Effect, (iii) violate any judgment, order, writ, decree or injunction applicable to the Company or any Shareholder or any of their properties or assets or (iv) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien or Encumbrance upon any of the properties or assets of the Company or any Shareholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Shareholder is a party, or by which the Company or any Shareholder or any of their properties or assets may be bound or affected except where such violation, conflict or breach would not have a Material Adverse Effect.

3.5   CONSENTS AND APPROVALS

Except as described on Schedule 3.5, no approval, order, consent of or filing or registration with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party is required on the part of the Company or any Shareholder in connection with the execution and delivery of this Agreement or the performance of the Company's and each Shareholder's obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

3.6   FINANCIAL STATEMENTS

The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in Canada at the relevant time ("GAAP") applied on a basis consistent throughout the periods indicated and with each other and fairly present the financial condition and operating results of the Company as of the dates, and for the periods indicated therein.

3.7   ABSENCE OF UNDISCLOSED LIABILITIES

Except as set forth on Schedule 3.7, the Company has no direct or indirect debt, obligation, loss, damages, deficiency, claims, fines, penalty or other liability of any nature, whether absolute, accrued, contingent or otherwise ("Liability"), other than Liabilities that will be fully and adequately reflected (as to nature and amount) and reserved against in the Financial Statements, except for Liabilities otherwise disclosed in this Agreement and Liabilities that would not reasonably be expected to have a Material Adverse Effect. Except as shall be set forth in such financial statements or as otherwise disclosed in this Agreement, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.8   ABSENCE OF CERTAIN CHANGES

Except as disclosed in Schedule 3.8 or as otherwise contemplated in this Agreement, since July 31, 1999, the Company has conducted its business in the ordinary course consistent with past practice, has used its best efforts to ensure that the Company continues to achieve a run rate of revenues consistent with the previous six (6) months of operation, and except for transactions contemplated or authorized hereby, and except for events that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, there has not occurred:

      (a) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or Lien or Encumbrance on, any material asset, tangible or intangible, of the Company, other than in the ordinary course of business;

      (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company Shares, or any split-up or other recapitalization in respect of Company Shares, or any direct or indirect redemption, retirement, purchase or other acquisition by the Company of any Company Shares or other equity interest or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind of the Company;

      (c) the entering into of any material contract by the Company, other than in the ordinary course of business and as provided to Parent, or any termination of, or default under, any material contract to which the Company is a party or by which it is bound;

      (d) any amendment to its Articles of Incorporation, Bylaws or other organizational documents or change to the nature of the Company's business, or merger of the Company with or amalgamation into or consolidation with any other Person, subdivision or in any way reclassification of any capital stock or change or agreement to change in any manner the rights of its capital stock or the character of its business, other than as indicated on
           Schedule 3.8;

      (e) any change in any business policies or management practices relating to the Company, including, without limitation, commission or fee structures; or any change in its billing or investment policies and practices or any change in any other activity which
           (i) has had the effect of accelerating the recording and billing of fees or accounts receivable or delaying the payment of expenses or the establishment of reserves in connection with the business or any accounts of the Company or (ii) has had the effect of altering, modifying or changing in any manner the historical financial or accounting practices or policies of the Company, including accruals of and reserves for tax liabilities;

      (f) any change or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees, except ordinary increases or bonuses payable in the ordinary course consistent with past practices;

      (g) any issuance, transfer, sale or pledge by the Company of any Company Shares or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any Company Shares or other securities;

      (h) any indebtedness for borrowed money incurred by the Company, except (i) such as may have been incurred or entered into in the ordinary course of business not exceeding $15,000, or (ii) as indicated on Schedule 3.8;

      (i) any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

      (j)  any loans to employees, shareholders, directors or officers;

      (k) any waiver or compromise by the Company of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business;

      (l) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business;

      (m) any actual or threatened termination or loss of (i) any material contract, lease, license or other agreement to which the Company was or is a party, (ii) any certificate, license or other authorization required for the continued operation by the Company of any portion of any of its business, or (iii) termination or loss of any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to the Company in excess of $15,000 per year;

      (n) any resignation of employment of any key officer or employee of the Company;

      (o) acceleration of the collection, or sale to any other Person, of any of its receivables, or delayed the payment of any of its payables, other than accelerations or delays in the ordinary course of business consistent with past practice involving amounts below $10,000;

      (p) any revaluation of any assets or properties, or write-down or write-off of the value of any assets or properties (including, without limitation, any receivables), in an amount in excess of $10,000;

      (q) any loan or advance to any Person which has not been fully reflected in the Financial Statements;

      (r) any acquisition of all or any part of the assets, properties, securities or business of any other Person;

      (s) except in the ordinary course of business consistent with past practice, any hiring of new employees, consultants, agents or other representatives or entering into any employment or consulting agreements (other than those terminable without severance, without penalty and without cause on not more than thirty (30) days notice), or termination, or making any change in the employment terms or conditions of, any officers, directors, employees, consultants, agents or other representatives;

      (t) entering into any collective bargaining agreement or any other contract with any labour union or association representing any employee, or been subjected to any strike, picket, work stoppage, work slowdown, labour dispute or other labour trouble;

      (u) adopting a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

      (v) any material alteration to the level of working capital in the business as compared to that stated in the management accounts for the period ending October 31, 1999; or

      (w) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

3.9   LEGAL PROCEEDINGS

There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or threatened against the Company or its properties, assets or business, and, except as disclosed in
Schedule 3.9, no Shareholder is aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or any Governmental Entity.

3.10  GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS

The Company has obtained each federal, provincial, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of the Company's business (the "Company Authorizations"), and all of such Company Authorizations are in full force and effect. The Company is in compliance with (i) the terms of its Articles of Incorporation and Bylaws or other organizational documents, (ii) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, provincial, local or foreign, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and
(iii) all orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator. None of the Shareholders nor the Company has received notice of any violation by the Company of, or default by the Company under, its Articles of Incorporation, Bylaws or other organizational documents, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator.

3.11  REGULATORY COMPLIANCE

Except as disclosed in Schedule 3.11, the Company has filed all reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Entity, except where the failure to make such filings, would not reasonably be expected to have a Material Adverse Effect. All such reports, statements, registrations, applications, filings, documents and submissions were in compliance with all applicable laws, statutes, ordinances, rules or regulations and were complete and correct in all respects when filed, and no deficiencies have been asserted by any Governmental Entity with respect thereto, except where any non-compliance or deficiencies would not reasonably be expected to have a Material Adverse Effect. There is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the knowledge of each Shareholder, threatened by any such Governmental Entity relating to the Company.

3.12  TITLE AND CONDITION OF PERSONAL PROPERTY

Except as disclosed in Schedule 3.12, the Company has marketable title to all of its personal property owned by it, free and clear of all Liens or Encumbrances of any kind or character or claims thereto. The property and equipment of the Company that are used in the operations of its business are in all material respects in good operating condition and repair, ordinary wear and use excepted.

3.13  REAL AND LEASED PROPERTY

Schedule 3.13 hereto contains a true and complete list of all real property leased or subleased by the Company (the "Leased Property"). The Company has previously delivered to Parent a true and complete copy of all of the lease and sublease agreements, or, as applicable, a summary of lease terms and conditions where no written lease exists, as amended to date (the "Leases") relating to the Leased Property. Except as set forth on Schedule 3.13, the Leases have not been altered or amended, and are valid, binding and in full force and effect against the Company, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company exists under the Leases and, to the knowledge of each Shareholder, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. To the knowledge of each Shareholder, the current uses of the Leased Property in connection with the business of the Company are permitted under current zoning regulations and the Leased Property is not subject to any building or use restriction that would restrict or prevent the continuation of such use by the Company. To the knowledge of each Shareholder, none of the landlords, sublandlords, tenants or subtenants under any of the Leases is in default in meeting any of its obligations under the Leases to which it is a party. The Company owns no real property in fee simple.

3.14  TECHNOLOGY

      (a) RIGHTS - Schedule 3.14 to this Agreement contains a true and complete list and a brief description of all Intellectual Property Rights which have been registered, or for which applications for registration have been filed by the Company in any jurisdiction;

      (b)  OWNERSHIP - Except as set forth in Schedule 3.14:

           (i) the Company is the sole and exclusive owner of the Technology free and clear of any claim, security interest, lien, pledge, option, charge or encumbrance of any kind whatsoever;

           (ii) the Company has all right, title and interest in and to the Technology to the extent necessary to carry on its business;

           (iii) the Company has the sole and exclusive right to grant the rights, licences and privileges provided for in this Agreement and has not assigned, licensed or otherwise conveyed such rights, licences or privileges to any other person; and

           (iv) all Technology used by the Company, which is not owned by the Company, is used by the Company with the consent of or license from the rightful owner thereof.

      (c) VALIDITY - The Intellectual Property Rights owned by the Company are in full force and effect and the Technology owned by the Company has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Technology;

      (d) INFRINGEMENTS - Except as set forth in Schedule 3.14, no Shareholder has any knowledge:

            (i) of any claim of adverse ownership or invalidity or other opposition to or conflict with any of the Technology nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Company relating to the Technology except for those claims, oppositions, conflicts, suits, proceedings, demands, actions, investigations, breaches, violations, infringements and interferences of the Technology the consequences of which if decided adversely would not individually or in the aggregate result in losses of more than $25,000 ; and

           (ii) that the Company or any product or service which the Company manufactures, uses or sells in the conduct of its business, or any process, method, packaging, advertising, or material that the Company employs in the manufacture, marketing for sale of any such product, or the use of any of the Technology breaches, violates, infringes or interferes with any rights of any third party or requires payment for the use of any Technology of another;

      (e) LICENSES AND COVENANTS NOT TO SUE - Schedule 3.14 sets forth a complete and correct list and brief description of all judgments, covenants not to sue, permits, grants, franchises, licenses and other agreements and arrangements relating to any of the Technology which bind, obligate or otherwise restrict the Company; and

      (f) THIRD PARTY INFRINGEMENTS - Schedule 3.14 sets forth a complete and correct list and brief description of all infringements, violations or appropriations of the Technology of which any Shareholder is aware.

3.15  ENVIRONMENTAL MATTERS

      (a) There has not been any release, spill, emission, leaking, deposit, disposal, discharge, dispersal or leaching into the environment by the Company of any hazardous material at, in, on, under or from any real property leased or used by the Company (a "Facility") or in connection with its business, that could, individually or in the aggregate, have Material Adverse Effect. The Company is not storing any hazardous materials at, in, on or under the Leased Property or in connection with its business where such activity is not in compliance with any Environmental and Safety Law, and the Company is in compliance, in all respects, with all Environmental and Safety Laws applicable to it.

      (b) Neither the Company nor any Shareholder has (i) received a notice (oral or written) of any non-compliance of a Facility or its past or present operations with Environmental and Safety Laws, or (ii) received notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws arising out of events occurring prior to the date hereof. The Company's uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws. The Company has all the permits and licenses required by Environmental and Safety Laws to be issued and are in full compliance with the terms and conditions of those permits.

3.16  MAJOR CUSTOMERS

Schedule 3.16 hereto sets forth a list of the top twenty (20) customers of the Company by revenue generated in the fiscal year ended July 31, 1999 and for the five (5) month period ended December 31, 1999. There has been no termination or cancellation of any relationship between the Company and such customers.

3.17  EMPLOYMENT AGREEMENTS

Schedule 3.17 hereto contains the names, titles, service dates, job descriptions, annual salary rates, bonuses (monetary or otherwise) and other compensation of all officers, directors and Employees of the Company paid since the beginning of the most recent fiscal year or payable to each such Employee. Except as disclosed in Schedule 3.17, no Employee is on long-term disability leave, extended absence or receiving benefits pursuant to the Workplace Safety and Insurance Act (Ontario) or similar workers' compensation legislation in other provinces. Except as set forth on Schedule 3.17, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company and any officer, director or Employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, directors or Employees of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any officer, director or Employee of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both.

3.18  BENEFIT PLANS AND LABOUR MATTERS

      (a) Schedule 3.18 is a complete list of (or in the case of oral arrangements, descriptions of all material terms) all Benefit Plans and agreements currently maintained or contributed to by the Company, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, copies of which (including any trusts related thereto) have been provided to Purchaser, and classifications of employees covered thereby as of the date hereof. Except for the Benefit Plans described in
           Schedule 3.18, the Company has no other Benefit Plans or arrangements with any party. Except as disclosed in Schedule 3.18, all Benefit Plans listed in Schedule 3.18 are fully funded and in substantial compliance with all applicable federal, provincial and local statutes, ordinances, regulations and any Collective Agreements. Except as disclosed in Schedule 3.18, all reports and other documents required to be filed with any Governmental Entity or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or Tax Returns) have been timely filed or distributed. All Benefit Plans listed on such Schedule have been operated in all material respects in accordance with the terms and provisions of the plan documents and all related documents and policies. The Company has not sponsored, administered or otherwise participated in or made contributions to or taken a contribution holiday from any multi-employer pension plan or other pension plan that is registered (or that should be registered) with the Ontario Financial Services, the Quebec Pension Commission (Regie des rentes du Quebec) or with any other regulatory authority in Canada or the United States. No Benefit Plan is under funded on a termination basis or on a going concern basis as of the date of this Agreement;

      (b) Except as set forth in Schedule 3.18 the Company is not a party, either directly or by operation of law to any Collective Agreements which would cover any of its Employees or dependent contractors of the Company. The Company is not engaged in any practice which is contrary to any applicable labour relations legislation. There are no outstanding or threatened labour tribunal proceedings of any kind, including any proceedings which could result in certification of any collective bargaining agent for any Employees or dependent contractors of the Company not already covered by the Collective Agreements. There is no labour strike, dispute, slow down or stoppage as of the date hereof, existing or, to the knowledge of each Shareholder, threatened against the Company; to the knowledge of each Shareholder, no union organizational activity exists respecting Employees or dependent contractors of the Company; and there are no Collective Agreements other agreements entered into or pending with respect to the Company. No one has petitioned or applied within the last five years and, to the knowledge of each Shareholder, no one is now petitioning or applying, for union representation of any Employees or dependent contractors of the Company. The Company has not experienced any labour strike, slow-down, work stoppage or labour difficulty during the last five years. The Company does not have any labour problems that might materially affect the value of the Company or lead to an interruption of its operations at any location. There are no other arrangements or established practices relating to the employees covered by any Collective Agreements;

      (c) The Company is materially in compliance with all applicable federal, provincial and local laws relating to Employees including employment standards, employment practices, terms and conditions of employment, wages, hours of work, overtime, non-discrimination in employment, employment and pay equity, health and safety and human rights, and there have been no claims nor, to the knowledge of each Shareholder, are there any threatened complaints, charges or outstanding orders or awards under such laws against the Company. The Company has complied with and posted plans as required under the applicable employment and pay equity legislation. All levies, assessments and penalties made against the Company pursuant to the Workplace Safety and Insurance Act (Ontario) (and any applicable workers' compensation legislation in the other jurisdictions in which the business of the Company is conducted) have been paid by the Company and the Company has not been re-assessed under any such legislation during the past five
           (5) years.

3.19  CONTRACTS AND COMMITMENTS

Schedule 3.19 hereto contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements) of the following categories to which the Company is a party or by which it is bound as of the date of this Agreement (collectively, the "Material Contracts"):

     (a) material manufacturing, distribution, franchise, license, sales, agency or advertising contracts;

     (b) contracts involving payments to or by the Company in excess of $25,000 per year which are not cancellable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

     (c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments providing for the lending of money, whether as borrower, lender or guarantor;

     (d) contracts (other than Leases) containing covenants limiting the freedom of the Company or a Shareholder to engage in any line of business or compete with any person or operate at any location;

     (e) joint venture or partnership agreements or joint development or similar agreements;

     (f) agreements, contracts or other arrangements with any current or former officer, director or employee of the Company or any Affiliate of the Company;

     (g) leases or similar agreements with any person under which (i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or
          (ii) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $25,000 and is not terminable by the Company by notice of not more than sixty (60) days for a cost of less than $10,000;

     (h) license, option or other agreements relating in whole or in part to the Intellectual Property Rights other than as set forth in Schedule
          3.14 hereto;

     (i) contracts or other instruments under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (ii) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

     (j) contracts or other instruments under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

     (k) mortgages, pledges, security agreements, deeds of trust or other instruments granting a Lien or Encumbrance upon any property of the Company;

     (l) agreements or instruments providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company, or any predecessor entity;

     (m) contracts for the acquisition, sale or lease of any assets or capital stock or other ownership interests outside the ordinary course of business or to effect any merger of the Company; and

     (n) other than in connection with the transactions contemplated in this Agreement, any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

The Company has provided Parent with complete copies of all written Material Contracts and details of all oral Material Contracts.

3.20 ABSENCE OF BREACHES OR DEFAULTS

The Company is not and, to the knowledge of each Shareholder, no other party is, in default under, or in breach or violation of any Material Contract and to the knowledge of each Shareholder, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Material Contact, except where such breaches, violations or defaults would not reasonably be expected to have a Material Adverse Effect. Each Material Contract is valid, binding and enforceable against the Company (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Material Contracts will continue to be valid, binding and enforceable against the Company and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case. To the knowledge of each Shareholder, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company.

3.21 INSURANCE

Schedule 3.21 hereto sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company. Such policies are sufficient for compliance by the Company with all requirements of law and all Material Contracts. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Company an intention to cancel any such policy. Except as set forth in Schedule 3.21, the Company does not have any claim pending against any of the insurance carriers under any of such policies.

3.22 BROKERS

No broker, finder or investment banker has been retained or engaged on behalf of any Shareholder or the Company, or is entitled to any brokerage, finder's or other fee, compensation or commission from any such Person in connection with the transactions contemplated by this Agreement.

3.23 MINUTE BOOKS

Except as disclosed in Schedule 3.23, the minute books of the Company made available to Parent contain substantially complete and certain records of all material meetings of Board of Directors, all committees of the Board of Directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately. All actions taken by the Company have been duly authorized, and no such actions have been taken in breach or violation of the Articles of Incorporation, the by-laws or other organizational documents of the Company.

3.24 REPRESENTATIONS COMPLETE

No representation or warranty by any Shareholder or the Company contained in this Agreement (including the exhibits and schedules hereto and thereto) contains any untrue statement of a fact or omits to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which it was made, not false or misleading.

3.25 POTENTIAL CONFLICTS OF INTEREST

Except as set forth on Schedule 3.25, and except for the ownership of less than 1% of the outstanding stock of any publicly-traded company, no Shareholder nor any Person directly or indirectly controlling or controlled by, or under the direct or indirect control of, such Shareholder:

     (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of the Company;

     (b) holds a beneficial interest in any contract or other agreement to which the Company is a party or by which it is obligated or bound or to which any of the assets of the Company may be subject;

     (c) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Intellectual Property Rights) which the Company is using or the use of which is necessary for the business of the Company;

     (d)  has any cause of action or other claim whatsoever against the Company;
          or

     (e) has any indebtedness, liability or obligation to the Company and the Company is not indebted or otherwise obligated to any such person, except for employment arrangements with employees of the Company.

All purchases and sales or other transactions, if any, between Company and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favourable to Company than those which would have been available from unrelated third parties.

3.26 CUSTOMS

The Company has acted in a commercially reasonable manner to value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that Company imports to the Canada or exports out of Canada into any other country (the "Goods"). The Company has not received notice of any material claims pending against Company by the Canada Customs and Revenue (or other foreign customs authorities) relating to the valuation, classification or marketing of the Goods.

3.27 INSOLVENCY

Neither the Company nor any Shareholder is insolvent, has committed an act of bankruptcy, proposed a compromise or arrangement to its or his creditors generally, had any petition or receiving order in bankruptcy filed against it, him or her, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its or his assets, had an encumbrancer take possession of any property, nor had an execution or distress become enforceable or levied upon any of its or his property.

3.28 INVESTMENTS

Schedule 3.28 hereto contains a true and complete list of all securities and other investments (including, without limitation, short-term investments) owned by the Company as of the end of the most recent calendar month, including the date of purchase, book value, market value and carrying value thereof on the books and records of account of the Company as of such date. None of the securities and other investments owned by the Company is in default in the payment of principal or interest or dividends.

3.29 RESTRICTIONS ON BUSINESS ACTIVITIES

Except as set forth in Schedule 3.29, or as otherwise set forth in this Agreement, there is no agreement (noncompete or otherwise), commitment, judgement, injunction, order or decree to which either the Company, or any Shareholder is a party or otherwise binding upon the Company, or any Shareholder which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

3.30 RESIDENCE OF THE SHAREHOLDERS

None of the Shareholders is a non-resident of Canada for the purposes of the Tax Act.

3.31 COMPETITION ACT

The Company, together with all its Affiliated Corporations (as that term is defined in the Competition Act, R.S.C. 1985, c. C-34 as amended from time to time) does not have:

     (a) assets in Canada that exceed twenty-five million dollars (Canadian) in aggregate value as of the last day of the period covered by the most recent audited financial statements in which those assets are accounted for; nor

     (b) gross revenues from sales in, from or into Canada, that exceed twenty-five million dollars (Canadian) in aggregate value for the annual period ended on the last day of the period;

          (i) covered by the most recent audited financial statements in which those gross revenues are accounted for; or

          (ii) in the case where the period covered by the financial statements referred to in clause (a) is less than 12 months, covered by those financial statements and by audited financial statements in which the gross revenues are accounted for, covering the balance of the 12-month period.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT, FUTURELINK ALBERTA,
               NOVA SCOTIA CO., EXCHANGECO AND FL ACQUISITION CO.

Parent, FutureLink Alberta, Nova Scotia Co., Exchangeco and FL Acquisition Co. hereby, jointly and severally, make the following representations and warranties to the Company and the Shareholders.

4.1  CORPORATE ORGANIZATION

Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FutureLink Alberta is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta. Nova Scotia Co. is an unlimited liability company duly organized, validly existing and in good standing under the laws of Nova Scotia. Exchangeco is a corporation duly organized, validly existing under the laws of Ontario. FL Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of Ontario. Each of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta has the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as they are now being conducted, and are duly qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect. FL Acquisition Co. is a special purpose corporation formed solely for the transactions contemplated under this Agreement and has not carried on business in any manner or incurred any liabilities other than the issuance of shares to Exchangeco.

4.2  AUTHORITY; NO VIOLATION

     (a) Each of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta and (assuming due authorization, execution and delivery by the Company and the Shareholders) constitute valid and binding obligations of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta, enforceable against each of them, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta, nor the consummation by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta of the transactions contemplated hereby, nor compliance by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta, (ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in any Lien or Encumbrance upon any of the properties or assets of Parent, or FutureLink Alberta under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

4.3 CAPITALIZATION OF PARENT, FL ACQUISITION CO., NOVA SCOTIA CO., EXCHANGECO AND FUTURELINK ALBERTA

     (a) As of May 31, 2000 the authorized capital stock of Parent consists solely of (i) 300,000,000 shares of Parent Stock of which (A) 62,496,355 shares are issued and outstanding, (B) the shares are issued and held in treasury (which does not include shares reserved for issuance set forth in Schedule 4.3), and (ii) 20,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. FutureLink has filed a Registration Statement on Form SB-2 pursuant to which it currently intends to issue to the public 6,000,000 new shares of its common stock, not including an additional 900,000 shares that would be issued to the underwriters if they exercise their over-allotment option in full. All convertible debt shares, warrants, options and convertible equity shares as set out in
          Schedule 4.3. Certain shares of Parent Stock have been issued but not paid for, underlying certain convertible debt financing, which Parent does not consider to be fully paid and non-assessable until conversion or exercise of the outstanding security. Each outstanding share of Parent Stock is, and all shares of Parent Stock to be issued on the exchange of Exchangeable Shares will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent Stock has not been, and all shares of Parent Stock to be issued on the exchange of Exchangeable Shares will not be, issued in violation of any pre-emptive or similar rights or any applicable securities laws. Each share of Parent Stock to be issued in connection with this Agreement will be duly authorized for quotation on the NASDAQ, subject to official notice of issuance.

     (b) As of the date of this Agreement, persons or companies whose last address as shown on the books of the Parent was in Ontario and who hold Parent Stock do not hold more than 10 percent of the outstanding Parent Stock, and do not represent in number more than 10 percent of the total number of holders of Parent Stock. As of the date hereof, persons or companies who are in Ontario and who beneficially own Parent Stock do not beneficially own more than 10 percent of the Parent Stock, and do not represent in number more than 10 percent of the total number of holders of Parent Stock.

     (c) As of the date of this Agreement the authorized capital stock of FutureLink Alberta consists of an unlimited number of Class A common shares, an unlimited number of Class B common shares and an unlimited number of first preferred shares of which, as of the date hereof, 3,321,275 Class A common shares (the "Futurelink Alberta Common Shares") are issued and outstanding. As of the date hereof, no Class B common shares or first preferred shares are issued and outstanding. As of the date hereof, all of the issued and outstanding FutureLink Alberta Common Shares are owned by Parent, subject only to a security interest in favour of the Canadian Imperial Bank of Commerce as support for obligations incurred in the ordinary course of business of Parent and FutureLink Alberta.

     (d) As of the date of this Agreement the authorized capital stock of Nova Scotia Co. consists of 1,000,000 common shares without nominal or par value of which, as of the date hereof, 100 common shares (the "Nova Scotia Co. Common Shares") are issued and outstanding. As of the date hereof, all of the issued and outstanding Nova Scotia Co. Common Shares are owned free and clear of any Liens or Encumbrances by Parent.

     (e) As of the date of this Agreement the authorized capital stock of Exchangeco consists of an unlimited number of Class A voting common shares, an unlimited number of Class B Non-Voting Common Shares, an unlimited number of Class A Non-Voting Preference Shares, an unlimited number of Class B Non-Voting Preference Shares and an unlimited number of Class C Voting Preference Shares of which, as of the date hereof, 100 common shares (the "Exchangeco Common Shares") are issued and outstanding. As of the date hereof, immediately prior to the Effective Time, no Class B Non-Voting Common Shares, Class A Non-Voting Preference Shares, Class B Non-Voting Preference Shares or Class C Voting Preference Shares are issued and outstanding. As of the date hereof, all of the issued and outstanding Exchangeco Common Shares are owned free and clear of any Liens or Encumbrances by Nova Scotia Co.

     (f) As of the date of this Agreement the authorized capital stock of FL Acquisition Co. consists of an unlimited number of common shares of which, as of the date hereof, 100 common shares (the "FL Acquisition Co. Common Shares") are issued and outstanding. As of the date hereof, all of the issued and outstanding FL Acquisition Co. Common Shares are owned free and clear of any Liens or Encumbrances by Exchangeco.

     (g) Parent is the sole record and beneficial owner of all the outstanding securities of each of its subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance of any equity securities of any subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any equity securities of any subsidiary, and neither Parent nor any subsidiary has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiaries or their predecessors.

4.4  CONSENTS AND APPROVALS

Neither the execution and delivery of this Agreement by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Parent or any of its Affiliates with, any third party or any Governmental Entity, other than those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby.

4.5  FINANCIAL STATEMENTS AND SEC DOCUMENTS

Since January 1, 1999, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, with amendments read together with underlying documents, are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States GAAP, consistently applied, during the periods involved and fairly and accurately present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in such financial statements, Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.6  PARENT FILINGS

Except as disclosed to the Company and the Shareholders in writing, in materials filed by Parent to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by Parent (including but not limited to those from time to time posted at or available through Nasdaq's website at http://www.nasdaq.com), there has been no material adverse change in the financial condition of Parent since September 30, 1999.

4.7  LEGAL PROCEEDINGS

Except as disclosed in Schedule 4.7, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or threatened against Parent or any of its indirect or direct subsidiaries or their properties, assets or business in which an unfavourable outcome, ruling or finding would have a Material Adverse Effect, and Parent is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. Neither Parent nor any of its indirect or direct subsidiaries is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect.

4.8  COMPETITION ACT

Parent, together with all its Affiliated Corporations (as that term is defined in the Competition Act, R.S.C. 1985, c. C-34 as amended from time to time) including for greater certainty FutureLink Alberta, neither:

     (a) has assets in Canada that exceed three hundred and seventy-five million dollars (Canadian) in aggregate value as of the last day of the period covered by the most recent audited financial statements in which those assets are accounted for; nor

     (b) has gross revenues from sales in, from or into Canada, that exceed three hundred and seventy-five million dollars (Canadian) in aggregate value for the annual period ended on the last day of the period;

          (i) covered by the most recent audited financial statements in which those gross revenues are accounted for; or

          (ii) in the case where the period covered by the financial statements referred to in clause (a) is less than 12 months, covered by those financial statements and by audited financial statements in which the gross revenues are accounted for, covering the balance of the 12-month period.

4.9  REGULATORY COMPLIANCE

Each of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta has filed all reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Entity, except where the failure to make such filings, would not reasonably be expected to have a Material Adverse Effect. All such reports, statements, registrations, applications, filings, documents and submissions were in compliance with all applicable laws, statutes, ordinances, rules or regulations and were complete and correct in all respects when filed, and no deficiencies have been asserted by any Governmental Entity with respect thereto, except where any non-compliance or deficiencies would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.7, there is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the knowledge of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta, threatened by any such Governmental Entity relating to Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta.

4.10 INSOLVENCY

Neither Parent nor any of its Affiliates is insolvent, has committed an act of bankruptcy, proposed a compromise or arrangement to its or his creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its or his assets, had an encumbrancer take possession of any property, nor had an execution or distress become enforceable or levied upon any of its or his property.

4.11 REPRESENTATIONS COMPLETE

None of the representations or warranties made by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta herein or in any Schedule hereto, or certificate furnished by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco or FutureLink Alberta pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain on the Closing Date any untrue statement of a material fact, or omits or will omit on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
                                CERTAIN COVENANTS

5.1  CONDUCT OF BUSINESS PENDING PAYMENT OF PROMISSORY NOTE

During the period from the Effective Date and continuing until the payment of the Promissory Note, except as expressly contemplated or permitted by this Agreement or with the written consent of each of Parent and the Shareholder's Representative, the Parties agree that Amalgamated Charon shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as previously disclosed by Amalgamated Charon to Parent and the Shareholder's Representative in writing or as otherwise contemplated by this Agreement or consented to in writing by Parent and the Shareholder's Representative, the Parties agree that Amalgamated Charon shall not:

     (a) declare or pay any dividends on, or make other distributions in respect of, any Amalgamated Charon Shares;

     (b) (i) repurchase, redeem or otherwise acquire any Amalgamated Charon Shares, or any securities convertible into or exercisable for any Amalgamated Charon Shares, (ii) split, combine or reclassify any Amalgamated Charon Shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for Amalgamated Charon Shares, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

     (c)  amend its Articles of Incorporation or Bylaws;

     (d) make any tax election (other than tax elections referred to herein) or settle or compromise any federal, provincial, local or foreign income tax liability either not in accordance with past practice, or which could have a Material Adverse Effect on the business, operations, condition (financial or otherwise), prospects, assets or properties of the Company;

     (e) purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in the ordinary course of business consistent with past practice;

     (f) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

     (g) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (h) other than agreements in the ordinary course of business that do not require payments by Amalgamated Charon in excess of $150,000 per year per individual agreement or an aggregate of $750,000 per year for all such agreements, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Amalgamated Charon is a party or by which Amalgamated Charon or its properties are bound; or

     (i)  agree to do any of the foregoing.

For greater certainty, the parties acknowledge that payment by Amalgamated Charon 60 days after the Closing Date of employment bonuses representing in aggregate not more than 50% of Charon's earnings, before interest, depreciation and taxes for the financial year of Charon ending on the Closing Date, to the employees/independent contractors entitled to such amounts shall be expressly permitted.

5.2  COVENANT OF PARENT AND NOVA SCOTIA CO.

During the period from the Effective Date and continuing until the payment of the Promissory Note, except as expressly contemplated or permitted by this Agreement or with the written consent of the Shareholder's Representative, each of Parent and Nova Scotia Co. agree that it shall cause Exchangeco not to issue any additional shares in the capital of Exchangeco.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

6.1  PUBLIC DISCLOSURE

Unless otherwise permitted by this Agreement, Parent and the Shareholder's Representative shall consult with each other before issuing any press release or otherwise making any public statement or making any other non-confidential disclosure (whether or not in response to an inquiry) regarding the existence or terms of this Agreement or the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law. In the case of a legal requirement for public disclosure by the Parent, the Parent shall consult with the Shareholders' Representative prior to such disclosure as to the nature and character of the disclosure and will consider any of the Shareholders' Representative's reasonable requests in respect of modifications of such disclosure. In addition, without the written approval of the Shareholder's Representative and the Parent, no Shareholder shall issue any public statement or make any other non-confidential disclosure regarding the existence or terms of this Agreement or transactions contemplated hereby.

6.2  UNITED STATES SECURITIES LAWS MATTERS

     (a) The Shareholders acknowledge that the certificates representing the Exchangeable Shares and Parent Stock shall bear a legend in substantially the following language:

"The securities represented hereby have been issued pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and have not been registered under the 1933 Act. Unless so registered, such securities may not be transferred, offered, hedged or sold prior to the end of the one-year distribution compliance period prescribed by Regulation S unless such transfer, offer, hedge or sale is made in an "offshore transaction" and not to or for the account of or benefit of a "U.S. Person" (as such terms are defined in Regulation S) and is otherwise in accordance with the requirements of Regulation S. Following expiration of any such one-year distribution compliance period, the securities represented hereby may not be offered, sold or otherwise transferred in the United States or to a U.S. Person unless the securities are registered under the 1933 Act and applicable state securities laws, or such offers, sales and transfers are made pursuant to an available exemption from the registration requirements of those laws."

The Shareholders further acknowledge that Parent and Exchangeco may record or instruct the transfer agent for Parent Stock to record appropriate stock transfer notations on the Parent's or Exchangeco's stock transfer record to reflect the restrictions set forth in this Section 6.3.

     (b) Each of the Shareholders acknowledges that the Exchangeable Shares are being offered and sold to him in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that Parent is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Shareholders set forth herein in order to determine the applicability of such exemptions and the suitability of the Shareholders to acquire the Exchangeable Shares.

     (c) None of the Shareholders is a U.S. Person (as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Act")).

     (d) At the time any offer of the Exchangeable Shares was made to such Shareholder, such Shareholder was located outside the United States. Such Shareholder is located outside the United States on the date of the execution and delivery of this Agreement and will be outside the United States on the Closing Date.

     (e) Each of the Shareholders is aware that neither the Exchangeable Shares nor the Parent Stock have been registered under the Act and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom and each Shareholder has not, and will not, engage in any offering or distribution of the Exchangeable Shares or engage in any hedging transaction with respect thereto, except in accordance with the registration or exemptive provisions of the Act.

     (f) Except to the extent the offer and sale of the Exchangeable Shares or Parent Stock have been registered under the Act, each Shareholder (i) will not, in the case of Exchangeable Shares, during the period commencing on the Closing Date and ending one year after the Closing Date (the "Exchangeable Stock Distribution Compliance Period") or, in the case of Parent Stock, during the period commencing on the date of issuance of Parent Stock and ending one year thereafter (the "Parent Stock Distribution Compliance Period"), offer or sell or agree to sell the Exchangeable Shares or the Parent Stock in the United States, to a U.S. Person or for the account or benefit of a U.S. Person other than in accordance with Rules 903 or 904 , as applicable, of Regulation S and (ii) will, after the expiration of the Exchangeable Stock Distribution Compliance Period or Parent Stock Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Exchangeable Shares or the Parent Stock, respectively, only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable United States federal and state securities laws.

     (g) The transactions contemplated by this Agreement (x) have not been pre-arranged by any Shareholder with a purchaser located in the United States which is a U.S. Person, and (y) are not part of a plan or scheme by any Shareholder to evade the registration provisions of the Act.

     (h) Except as contemplated by this Agreement, neither the Shareholder nor any of his, her or its affiliates has entered, has the intention of entering, or will during the Exchangeable Stock Distribution Compliance Period or the Parent Stock Distribution Compliance Period enter into, with any U.S. Person, any put option, short position or other similar instrument or position with respect to such Shareholder's Exchangeable Shares or Parent Stock or participate in any other attempt designed to hedge such Shareholder's risk with respect to the Exchangeable Shares or the Parent Stock in any manner which does not comply with the Act.

     (i) The Shareholders acknowledge that the representations and agreements contained in this Section 6.2 shall apply to the offer and sale of any shares of Parent Common Stock or Exchangeable Shares pursuant to the Exchange Agreement or the Newco Call Right Agreement, all of which shares shall be issued in accordance with the terms and subject to the conditions and restrictions contained in this Section 6.2.

6.3  RULE 144 REPORTING

With a view of making available the benefits of Rule 144 promulgated under the Act, the Parent agrees to use its best efforts to:

     (a) Make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 under the Act, at all times from and after the Closing Date;

     (b) File with the U.S. Securities and Exchange Commission (the "Commission") in a timely manner all reports and other documents required under the Act and the Securities Exchange Act of 1934 (the "Exchange Act") from and after the Closing Date;

     (c) So long as a Shareholder owns any Exchangeable Shares or any shares of Parent Stock received on exchange thereof, furnish to the Shareholder upon request a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission, including Rule 144, permitting a Shareholder to sell any Exchangeable Shares (or shares of Parent Stock received on exchange thereof).

6.4  REGISTRATION RIGHTS

At the Closing, Parent and the Shareholders shall enter into the Registration Rights Agreement, in the form attached as Exhibit F.

6.5  CANADIAN SECURITIES LAWS MATTERS

Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta shall use commercially reasonable efforts to obtain, as promptly as practicable following Closing but in any event no later than the first anniversary of Closing all orders required from the Ontario Securities Commission, Alberta Securities Commission, and the Quebec Securities Commission to exempt (a) the issuance and exchange of the Exchangeable Shares (including transfers to permitted transferees within Canada from time to time), and (b) the issuance and first resale of the Parent Stock issued upon the exchange of Exchangeable Shares, from time to time from the prospectus and registration requirements of the Securities Act (Ontario), the Securities Act (Alberta) and Securities Act (Quebec). The Shareholders shall not exercise any right (i) to require Nova Scotia Co. or Exchangeco to retract, exchange or redeem the Exchangeable Shares or (ii) which would result in the issuance of Parent Stock into Ontario, Quebec or any other province of Canada, until the date on which the discretionary rulings or orders referred to above are issued, or unless such exercise is permissible under applicable securities laws. This Section 6.5 shall also operate as a waiver of the rights of a holder of Exchangeable Shares under the terms thereof such that no holder of Exchangeable Shares may exercise such rights in a manner contrary to the covenants provided for in this Section 6.5. Each Shareholder agrees not to transfer any Exchangeable Shares to any Person who does not first agree to be bound by the provisions of this Section 6.5 and to cause any subsequent transferee to become so bound as a condition of any subsequent transfer.

6.6  BEST EFFORTS AND FURTHER ASSURANCES

Each of the Parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. The Parties hereto agree that, subsequent to the Closing Date, they will at the request of the other Party, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of such Party's counsel, are reasonably required to carry out the intent of this Agreement. Each Shareholder agrees to take all steps reasonably required by Parent to assist (at Parent's sole cost and expense) Parent in retaining the goodwill of the Company and in particular to retain all Company employees after Closing.

6.7  NONCOMPETITION; CONFIDENTIAL INFORMATION

     (a) To protect the trade secrets, confidential information and goodwill of the Company, and as a specific material inducement to Parent to enter into this Agreement and acquire the Company Shares as contemplated hereby (which the Shareholders acknowledge is conditioned on the noncompete contained herein), at all times during the period from the Closing Date until one (1) year after the termination (where such termination is without cause) or expiration of the employment agreement between such Shareholder and Parent (the "Restricted Period") and within a fifty (50) mile radius of each city in the Provinces of Quebec and Ontario and each other province in which the Company is doing business on the Closing Date and on the date such Shareholder's employment with the Company terminates, such Shareholder shall not:

          (i) directly or indirectly, in any capacity, solicit for employment, or negotiate for the services of, any persons receiving wage compensation of any type (whether as an employee, consultant, or independent contractor), from the Company at the time such Shareholder's employment is terminated or, to the knowledge of such Shareholder, Parent;

          (ii) directly or indirectly, in any capacity accept for employment or contract for the services of, any persons receiving compensation of any type, from the Company at the time such Shareholder's employment is terminated;

          (iii) directly or indirectly, in any capacity assist, whether for pay or otherwise, any Person to do that which the Shareholder could not do directly under subparagraphs (i) and/or (ii) above;

          (iv) directly or indirectly, in any capacity engage, whether for pay or otherwise, in the same business, or any business similar to, or competitive with, the business conducted by the Company or Parent at the time such Shareholder's employment is terminated; and

          (v) directly or indirectly, in any capacity assist, whether for pay or otherwise, other than the Parent, or any of its Affiliates, any Person to engage in the same business, or any business similar to or competitive with, the business conducted by the Company or Parent at the time such Shareholder's employment is terminated;

          (vi) directly, or indirectly, call upon, solicit or attempt to solicit, or be interested in or connected, either directly or indirectly, with any business operation that calls upon, solicits or attempts to solicit any customer or prospective customer of the Parent, or any of their Affiliates, within a fifty (50) mile radius of any city or municipality in any state or province where

               Parent, or any of its Affiliates, actively provides work or services for customers at the time that the Shareholder's employment terminates; and

          (vii) directly or indirectly, contact any of the Parent's clients or suppliers anywhere within a fifty (50) mile radius of any city or municipality in any state or province where Parent, or any of its Affiliates, actively provides work or services for customers at the time of the said termination of the Shareholder's employment which Shareholder contacted, served or developed on behalf of the Company or Parent or their Affiliated companies during the Shareholder's employment with the purpose or intent of competing with the Parent or its Affiliates.

     (b) Nothing in Section 6.7(a) shall prohibit a Shareholder from owning up to 5% of the total issued and outstanding capital of a publicly held corporation engaged in, concerned with, or interested in any business in competition with the Company, Parent or its Affiliates.

     (c) Each Shareholder shall not at any time disclose or reveal to any Person (other than directors, officers and authorized employees and representatives of Parent and its subsidiaries) or use for any purpose not contemplated by this Agreement any Technology, including without limitation, computer software, technology, data, customer lists, know-how, documents, processes, pricing and marketing plans, policies and strategies, operations, methods, business development techniques, business and personnel acquisition plans or other confidential or trade secret information relating to the business, operations or activities of Parent, including the Company (except and only to the extent that such information is readily ascertainable from public or published information or trade sources, or upon advice of counsel, is required to be disclosed in order to comply with applicable law or regulatory authority, or an order of a court of competent jurisdiction, and such employee notifies Parent prior to making such disclosure).

6.8  BONUS ACCRUAL

The parties agree that the financial statements prepared by Amalgamated Charon for the fiscal period ending on the Closing Date (the "Closing Financial Statement") shall include an expense accrual for employee/independent contractors bonuses representing a total of 50% of Charon's earnings before interest, taxes and depreciation (all in accordance with Schedule 3.18) which amounts shall be paid by Amalgamated Charon to such employee/independent contractors no later that 60 days following the Closing Date. The Closing Financial Statements shall be prepared on a review engagement basis in a manner consistent with prior years.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

7.1 CONDITIONS TO OBLIGATIONS OF PARENT, FL ACQUISITION CO., NOVA SCOTIA CO., EXCHANGECO AND FUTURELINK ALBERTA

The obligation of Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta to complete the transactions contemplated herein is subject to the fulfilment, or waiver by Parent, FL Acquisition Co., Nova Scotia Co., Exchangeco and FutureLink Alberta of the following conditions precedent on or before the Closing Date or such other time as is specified below:

     (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Shareholders made in or pursuant to this Agreement shall be true and correct as of the Closing Date and Parent shall have received a certificate to that effect from each of the Shareholders.

     (b) EMPLOYMENT AGREEMENTS AND RETENTION. As of the Closing Date, Parent (or one of its Affiliates) and each Key Employee shall have entered into an employment agreement in a form satisfactory to both parties which for greater certainty shall contain terms and conditions which are, in the aggregate, substantially similar to those currently enjoyed by such employee. As of the Closing Date, Parent shall be satisfied, that at least eighty percent (80%) of the Company's employees and regularly retained consultants as of the date hereof, remain employees and/or consultants of the Company, on terms satisfactory to Parent provided that such terms shall be, in the aggregate, substantially similar to those currently enjoyed by such employees and consultants.

     (c) LOCK-UP AGREEMENT. The Shareholders (other than Minority Shareholders) shall have entered into a Lock-up Agreement with Parent, substantially in the form attached hereto as Exhibit D-1. The Minority Shareholders shall have entered into a Lock-Up Agreement with Parent, substantially in the form of Exhibit D-2.

     (d) LEGAL OPINION. On Closing, the Company and the Shareholders shall deliver to Parent, FL Acquisition Co., Nova Scotia Co. and FutureLink Alberta an opinion of counsel for the Company and the Shareholders, addressing such matters as counsel for Parent may reasonably require, which shall include, for greater certainty, such matters as are standard in transactions of this nature completed in Canada;

     (e) CONSENTS OF THIRD PARTIES. All material consents, waivers, approvals required to be obtained by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company.

     (f) CLOSING DELIVERIES. In addition to any other instruments and documents required to be delivered by the Company and the Shareholders pursuant to this Agreement, the Company and the Shareholders shall have delivered to Parent on or before the

          Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of Parent's counsel to complete the transactions contemplated herein.

7.2  CONDITIONS TO THE OBLIGATIONS OF SHAREHOLDERS

The obligation of the Shareholders to complete the transactions contemplated herein is subject to the fulfilment, or waiver by Shareholders of the following conditions precedent on or before the Closing Date or such other time as is specified below:

     (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Parent and FutureLink Alberta made in or pursuant to this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date and the Shareholders shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer, (ii) on behalf of FutureLink Alberta by its President, (iii) on behalf of Nova Scotia Co. by its President, (iv) on behalf of Exchangeco by its President, and (v) on behalf of FL Acquisition Co., by its President, in each case to the foregoing effect.

     (b) CLOSING DELIVERIES. In addition to any other instruments and documents required to be delivered by Parent, FutureLink Alberta, FL Acquisition Co., Nova Scotia Co. and Exchangeco pursuant to this Agreement, Parent, FutureLink Alberta, FL Acquisition Co., Nova Scotia Co. and Exchangeco shall have delivered to the Shareholders before the Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of counsel to the Company and the Shareholders' counsel to complete the transactions contemplated herein.

     (c) LEGAL OPINION. On Closing, Parent, Nova Scotia Co., Exchangeco, FL Acquisition Co. and FutureLink Alberta shall deliver to the Shareholders, an opinion of United States and Canadian counsel for Parent, Nova Scotia Co., Exchangeco, FL Acquisition Co. and FutureLink Alberta, addressing such matters as counsel for the Company and the Shareholders may reasonably require, which shall include, for greater certainty, such matters as are standard in transactions of this nature.

     (d) EMPLOYMENT AGREEMENTS. As of the Closing Date, Parent (or one of its affiliates) shall have entered into an employment agreement with each Key Employee, in a form satisfactory to both parties, which for greater certainty shall contain terms and conditions which are, in the aggregate, substantially similar to those currently enjoyed by such employees. In the case of the Shareholders' Representative, such agreement shall include financial terms and conditions which are the same or better than those of a regional director of Parent.

     (e) REGISTRATION RIGHTS AGREEMENT. The parties shall have entered into the Registration Rights Agreement referred to in Section 6.4 hereof.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1  INDEMNITY

     (a) Subject to the limitations in Section 8.4, each Shareholder shall severally (and not jointly and severally) indemnify, defend and hold harmless Parent, FutureLink Alberta and Exchangeco (and the directors, officers, employees, representatives, agents, Affiliates, successors and assigns of each) (each a "Parent Indemnified Person") from and against any Liabilities, interest, costs of investigation, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses") and accountants' fees and expenses) incurred in connection with the investigation or defense thereof or in asserting rights hereunder (collectively, "Losses") arising out of (i) any inaccuracy or breach of any representation or warranty of any Shareholder or the Company contained in this Agreement, or in any Exhibit, Schedule or certificate delivered pursuant hereto or thereto and, (ii) the breach or nonfulfilment of any covenant, agreement or other obligation of any Shareholder or the Company contained in this Agreement which breach or nonfulfilment remains uncured for thirty (30) days after the date of written notice of the breach or nonfulfilment.

     (b) Parent shall indemnify, defend and hold harmless the Shareholders and their trustees, agents, successors and assigns (each a "Shareholder Indemnified Person") from and against all Losses (including specifically, but without limitation, Legal Expenses) arising out of
          (a) any inaccuracy or breach of any representation or warranty of Parent or FutureLink Alberta contained in this Agreement, or (b) the breach by Parent or FutureLink Alberta of, or the failure by Parent or FutureLink Alberta to observe, any of its covenants or other agreements contained in or made pursuant to this Agreement.

8.2  INDEMNIFICATION PROCEDURES

     (a)  Promptly after receipt by any person entitled to indemnification under
          Section 8.1 (an "Indemnified Party") of notice of any claim or of commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the Indemnified Party will seek indemnification hereunder (any such claim, suit or proceeding, a "Third Party Action"), the Indemnified Party shall notify the person that is obligated to provide such indemnification (the "Indemnifying Party") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under Section 8.1, except to the extent that the Indemnifying Party is prejudiced by the failure to give such notice. The Indemnifying Party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such Indemnified Party; provided, however, that:

          (i) the Indemnified Party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

          (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party or the Indemnified Party would be adversely affected thereby;

          (iii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third Party Action; and

          (iv) the Indemnifying Party shall not be entitled to control the defense of any Third Party Action unless the Indemnifying Party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Indemnified Party attributable to defending against such Third Party Action, and (ii) as long as the Indemnifying Party is reasonably contesting such Third Party Action in good faith, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume control of the defense of such Third Party Action in accordance with this Section 8.2, the Indemnified Party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 8.2. The reimbursement of fees, costs and expenses required by this Section 8.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     (b) If an Indemnified Party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Article VIII, then such Indemnified Party shall promptly give the Indemnifying Party notice thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party under
          Section 8.1, as the case may be, except to the extent that the Indemnifying Party is prejudiced by the failure to give such notice.

8.3  TAX INDEMNIFICATION

Notwithstanding anything in this Article VIII to the contrary, the rights and obligations of the Parties with respect to the breach of representations, warranties, covenants, and agreements set forth in Article IX (concerning Tax Matters) and the indemnification for Taxes shall be governed by the provisions of Article IX and not by this Article VIII unless otherwise stated in a specific section of this Agreement.

8.4  LIMITATIONS AND PAYMENT OF CLAIMS

     (a) The right of indemnification or other claim against Parent or FutureLink Alberta on the one hand, or the Shareholders, on the other hand, with respect to each representation, warranty, covenant and agreement contained in this Agreement shall, except with respect to representations, warranties, covenants and agreements set forth in Sections 3.2, 3.3 and 4.3 which shall survive forever, terminate on the date occurring on (i) the thirtieth (30) day after the expiration of the applicable statute of limitations (or extensions or waivers thereof) relating to the representations, warranties, covenants and agreements set forth in Sections 3.9 and 4.6, and (ii) the eighteen month anniversary of the Closing Date with respect to all other representations, warranties, covenants and agreements contained in this Agreement, except in so far as a claim has been asserted by either Party and not been resolved prior to expiration of the applicable periods set forth in item (i) or (ii) above.

     (b) No Party shall be liable to another Party for any claim under this Agreement unless the aggregate of Losses suffered exceeds $50,000.

     (c) The maximum liability of each Shareholder for all Losses under Articles VIII and IX shall not exceed an amount equal to such Shareholder's proportion of the total consideration that it, him or her receives hereunder, as set out in Schedule 2.4.

                                   ARTICLE IX
                                   TAX MATTERS

9.1  REPRESENTATIONS AND WARRANTIES

Each of the Shareholders hereby severally (and not jointly and severally), represents and warrants to Parent on the date of this Agreement and on the Closing Date as follows below. Except as disclosed in the Financial Statements and Schedule 9.1:

     (a) The Company has duly and timely filed its Tax Returns with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon.

     (b) The Company has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year that are due and payable by it whether or not assessed by the appropriate Governmental Authority. The Company has established reserves that are reflected on the Financial Statements that are adequate for the payment by the Company of all Taxes that are not yet due and payable (and that will not be due and payable by the Closing Date) and that relate to periods ending on or prior to the Closing Date.

     (c) The Company has not requested or entered into any agreement or other arrangement or executed any waiver providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which the Company is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Company is or may be liable; (iii) the Company is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which the Company is or may be liable.

     (d) The Canadian federal and provincial income and capital tax liabilities of the Company have been assessed by the relevant taxing authorities and notices of assessment have been issued to the Company by the relevant taxing authorities for all taxation years prior to and including the taxation year ended 1998.

     (e) There are no actions, suits, proceedings, audits or claims or, to the knowledge of the Shareholders, investigations, now pending or, to the knowledge of each Shareholder, threatened, against the Company in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

     (f) The Company has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any Employees, officers or directors and any non-resident person, the amount of all Taxes and other deductions required by any laws, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate Governmental Authority.

     (g) Except pursuant to this Agreement or as specifically disclosed in writing to the Purchaser, for purposes of the Tax Act or any applicable provincial or municipal taxing statute, no person or group of persons has ever acquired or had the right to acquire control of the Company.

     (h)  None of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act,
          or any equivalent provision of the taxation legislation of any province or any other jurisdiction, have applied or will apply to the Company at any time up to and including the Closing Date.

     (i) The Company has not acquired property from a non-arm's length person, within the meaning of the Tax Act, for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the Tax Act.

     (j) For all transactions between the Company and any non-resident person with whom the Company was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date, the Company has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

     (k)  The Company is duly registered under subdivision (d) of Division V of
          Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and under Division I of Chapter VIII of Title I of the Quebec Sales Tax Act with respect to the Quebec sales tax, and its registration numbers are R131518722 and 1022600164 respectively.

     (l) The only reserves under the Tax Act or any equivalent provincial statute to be claimed by the Company for the taxation year ended immediately prior to the acquisition of control by the Purchaser are set out in Schedule 9.

     (m) The Company has not filed any elections (other than as described herein), designations or similar filings which will be applicable for any period ending after Closing.

9.2  STUB PERIOD RETURNS

Parent shall, at its cost and expense, cause to be prepared and filed on a timely basis, and shall pay or remit any taxes due on the Closing Date, all Tax Returns for the Company for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date. Parent shall also cause to be prepared and filed on a timely basis, all Tax Returns of the Company for periods beginning before and ending after the Closing Date. The Shareholders and Parent shall cooperate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of the Company for a period ending on, prior to or including the Closing Date and shall preserve such data and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes.

9.3  INDEMNIFICATION BY THE SELLING SHAREHOLDERS

Subject to Section 8.4, each Shareholder hereby severally (and not jointly and severally), agrees to indemnify, defend, and hold Parent and the Company (and their respective officers, directors, employees, Affiliates, successors and assigns) harmless from and against:

     (a) any and all Taxes incurred by the Company which arise as a direct result of any inaccuracy, breach, or nonfulfilment of any representation, warranty, covenant, or agreement of any Shareholder pursuant to this Agreement;

     (b) any and all Taxes imposed on the Company, directly or indirectly, (i) for any taxable period ending prior to or on the Closing Date, or (ii) any taxable period beginning before and ending after the Closing Date to the extent such Taxes are apportioned to the portion of the taxable period prior to Closing Date except with respect to either clause (i) or (ii) to the extent that such Taxes are set forth in the tax reserve on the Financial Statements;

     (c) any and all unpaid federal, state, local, or foreign Taxes, including any penalties and interest in respect thereof, imposed on the Company, directly or indirectly, pursuant to any guaranty, indemnification, Tax sharing or similar arrangement involving the Company on or before the Closing Date relating to the sharing of Liability for, or payment of, Taxes; and

     (d) any direct cost or expense (including, without limitation, reasonable attorneys' and accountants' fees) incurred by the Parent, the Company, or any of their successors or assigns in connection with any Tax described in this Section 9.3.

9.4  TAX ADJUSTMENTS

The amount of any Tax or other amount for which indemnification is provided under Sections 8.1, 9.3 or 9.7 hereof shall be (i) increased to take account of any Tax incurred by the Indemnified Party arising from the receipt or right to receive the indemnity payments hereunder (increased by any Tax incurred with respect to such increased amount) and (ii) reduced to take into account (A) any reduction of Tax realized by the Indemnified Party arising from the incurrence or payment of the amount for which indemnification is provided and (B) insurance proceeds received, if any, by the indemnified party in connection with such Tax.

9.5  ACCESS TO INFORMATION

From the date hereof, the Shareholders shall, and shall cause the Company to, make available to Parent and Parent's representatives, and Parent shall cause to be made available to the Shareholders and their representatives: (a) all Tax Returns and all documents and records in connection with the preparation thereof for any taxable period or portion thereof ending on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by the Company for such taxable periods; and (b) any Tax sharing or allocation agreement or arrangement involving the Company at any time during the seven-year period ending on the Closing Date and a true and complete description of any such unwritten or informal agreement or arrangement.

9.6  BOOKS AND RECORDS

Parent shall retain or cause the Company to retain all books and records pertinent to the Company for each taxable period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and to abide by or cause compliance with all record retention agreements entered into by or on behalf of the Company with any taxing authority.

9.7  NOTICE OF AUDIT

If any party to this Agreement receives any written notice from any taxing authority proposing an adjustment to any Tax for which any other party hereto may be obligated to indemnify under this Agreement, such party shall give prompt written notice thereof to the other that describes such proposed adjustment in reasonable detail ("Notice of Audit"), and shall indicate the amount (estimated, if necessary) of the Tax and other items that may be suffered by Parent or the Shareholders, as the case may be. The failure to give a Notice of Audit pursuant to this Section 9.7, however, shall not reduce the obligations of a party hereunder unless, and to the extent that, such failure prejudices the rights of the other party to contest such tax.

9.8  TRANSFER TAXES

All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Company Shares), shall be paid by the appropriate party as required by applicable law when due, and such party will file all documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the other parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns or other documentation.

9.9  MISCELLANEOUS

All representations and warranties contained in this Article IX with respect to any Tax shall survive until the thirty-first day after the expiration of the applicable statute of limitations.

                                   ARTICLE X
                               GENERAL PROVISIONS

10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and agreements of the Parties made in this Agreement shall survive the Closing and shall terminate on the dates that the right to indemnification under such representations, warranties, covenants or agreements terminates as provided in Section 8.4 or 9.9, as the case may be, and they shall not be affected in any respect by any examination or investigation conducted by or on behalf of the Parties hereto and any information which any party may receive pursuant to the schedules hereto or otherwise.

10.2 NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, 24 hours after sent by facsimile (with confirmation), 3 days after mailed by registered or certified mail (return receipt requested) or 1 day after sent by a nationally recognized overnight courier (next day delivery) (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)  if to Company, to:

                  CHARON SYSTEMS INC.
                  309 Evans Avenue
                  Toronto, ON       M8Z 1K2
                  Fax: (416) 503-3203
                  Attention:  David Fung

                  with a copy to:

                  McMillan Binch
                  Royal Bank Plaza
                  Suite 3800, South Tower
                  Toronto, ON       M5J 2J7
                  Fax:  (416) 865-7048
                  Attention:  David Dunlop

(b)  if to Parent or FutureLink Alberta to:

                  FutureLink Corp.
                  6 Morgan,  Suite 100
                  Irvine, CA 92618
                  Fax:  (949) 837-4433
                  Attention: James A. Bailey

                  with copies to:

                  Paul, Hastings, Janofsky & Walker, LLP
                  345 California Street, 29th Floor
                  San Francisco, California 94104
                  Fax:     (415) 217-5333
                  Attention:  Thomas R. Pollock, Esq.

                  and to:

                  Osler, Hoskin & Harcourt LLP
                  P.O. Box 50
                  1 First Canadian Place
                  Toronto, ON       M5X 1B8
                  Fax:  (416) 862-6666
                  Attention:  Doug Marshall

(c)  if to the Shareholders, to:

                  to the applicable address disclosed on Schedule 3.2

10.3 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Ontario and the laws of Canada applicable therein, and shall be treated in all respects as an Ontario contract. Each of the Parties irrevocably attorns to the jurisdiction of the courts of Ontario. The Parties expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Nothing in this Agreement shall be deemed or operate to affect the right of any party to serve legal process in any other manner permitted by law, or to preclude the enforcement by any party of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

10.4 SEVERABILITY

Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any Person of the economic benefit intended to be conferred by this Agreement, the Parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

10.5 ASSIGNMENT; BINDING EFFECT; BENEFIT

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the Parties or their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

10.6 EXPENSES

All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants incurred by Parent, FutureLink Alberta and Exchangeco in connection with this Agreement and the transactions contemplated hereby shall be paid by

Parent. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants incurred by the Company or the Shareholders in connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholders.

10.7 HEADINGS

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 ENTIRE AGREEMENT

This Agreement (including the Exhibits and Schedules and the ancillary documents expressly referenced herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any Party unless made in writing and signed by all Parties hereto.

10.9 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.10 REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any Party at the Closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a Party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

10.11 ADVICE FROM INDEPENDENT COUNSEL

The Parties understand that this Agreement is a legally binding agreement that affects such party's rights. Each Party represents to the other Parties that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

10.12 CURRENCY

Unless otherwise specified, all references to money amounts are to Canadian currency.

10.13 NO AGENCY; NO JOINT VENTURE

Neither Parent nor the Shareholders is the agent or representative of the other, and nothing in this Agreement shall be construed to make Parent or the Shareholders liable to any third party for services performed by such third party or for debts or claims accruing to such third Party against Parent or the Shareholders. Nothing contained herein nor the acts of the Parties shall be construed to create a partnership, agency or joint venture between (i) Parent and (ii) the Shareholders.

10.14 GOOD FAITH

The Parties shall implement the terms and provisions of this Agreement in good faith in accordance with applicable law.

10.15 AMENDMENT

Subject to compliance with applicable law, this Agreement may be amended by the Parties at any time before the Closing Date. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

10.16 EXTENSION; WAIVER

At any time prior to the Closing Date, the Shareholders, on the one hand, and Parent and FutureLink Alberta on the other hand, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Parties contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Parties, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.17 TIME OF ESSENCE

Time is of the essence in the performance of the Parties' respective obligations hereunder.

10.18 KNOWLEDGE

Any reference to the knowledge of any Party shall mean to the best of the knowledge, information and belief of such Party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant employees of such Party and, in the case of the knowledge of the Shareholders, the relevant senior managers of the Company.

10.19 GUARANTEE

Parent hereby guarantees all obligations of FutureLink Alberta, Exchangeco and any other affiliate of Parent under this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                       FUTURELINK CORP.
                       By:  [signed: R. Kilambi]
                            ---------------------------------------------------
                            Name: Raghu Kilambi
                            Title: CFO
                       By:  [signed: Philip R. Ladouceur]
                            ---------------------------------------------------
                            Name: Philip R. Ladouceur
                            Title: CEO

                       FUTURELINK DISTRIBUTION CORP.
                       By:  [signed: R. Kilambi]
                            ---------------------------------------------------
                            Name: Raghu Kilambi
                            Title: CFO
                       By:
                            ---------------------------------------------------
                            Name:
                            Title:

                       3045207 NOVA SCOTIA COMPANY
                       By:  [signed: R. Kilambi]
                            ---------------------------------------------------
                            Name: Raghu Kilambi
                            Title: CFO

                            ---------------------------------------------------



                       1423280 ONTARIO INC.
                       By:  [signed: R. Kilambi]
                            ---------------------------------------------------
                            Name: Raghu Kilambi
                            Title: CFO

                            ---------------------------------------------------

                       1423281 ONTARIO INC.
                       By:  [signed: R. Kilambi]
                            ---------------------------------------------------
                            Name: Raghu Kilambi
                            Title: CFO

                            ---------------------------------------------------


                       CHARON SYSTEMS INC.
                       By:  [signed: David Fung]
                            ---------------------------------------------------
                            Name: David Fung
                            Title: President

                       CHARON EMPLOYEE TRUST,
                       BY ITS TRUSTEES DAVID FUNG, MARK PALANGIO
                       AND ARRON FU

                            [signed: David Fung]
                            ---------------------------------------------------
                            David Fung

                            [signed: Mark Palangio]
                            ---------------------------------------------------
                            Mark Palangio

                            [signed: Arron Fu]
                            ---------------------------------------------------
                            Arron Fu


                       DATASPEC TELECOM MULTIMEDIA INC.
                       By:  [signed: Jean Pierre Levesque]
                            ---------------------------------------------------
                            Name: Jean Pierre Levesque
                            Title: President
                       By:  [signed: Diane Laverdiere]
                            ---------------------------------------------------
                            Name: Diane Laverdiere
                            Title: Secretary

                                  SHAREHOLDERS

   [signed: Andrew Fleming]                [signed: Allan Sherk]
--------------------------------    --------------------------------------
WITNESS                             Allan Sherk

   [signed: Andrew Fleming]               [signed: Edward Mathewson]
--------------------------------    --------------------------------------
WITNESS                             Edward Mathewson

   [signed: Andrew Fleming]                 [signed: Joe Da Silva]
--------------------------------    --------------------------------------
WITNESS                             Joe Da Silva

   [signed: Andrew Fleming]                 [signed: Layne Harris]
WITNESS                             Layne Harris

   [signed: Andrew Fleming]                 [signed: Jason Yetman]
--------------------------------    --------------------------------------
WITNESS                             Jason Yetman

   [signed: Andrew Fleming]                  [signed: David Fung]
--------------------------------    --------------------------------------
WITNESS                             David Fung

   [signed: Andrew Fleming]                [signed: Blair Collins]
--------------------------------    --------------------------------------
WITNESS                             Blair Collins

   [signed: Andrew Fleming]                   [signed: Arron Fu]
--------------------------------    --------------------------------------
WITNESS                             Arron Fu

   [signed: Andrew Fleming]                [signed: Mark Palangio]
--------------------------------    --------------------------------------
WITNESS                             Mark Palangio

   [signed: Andrew Fleming]                [signed: Ho Wai Fung]
--------------------------------    --------------------------------------
WITNESS                             Ho Wai Fung

   [signed: Andrew Fleming]             [signed: Edward Chi Wai Fung]
--------------------------------    --------------------------------------
WITNESS                             Edward Chi Wai Fung
--------------------------------    --------------------------------------

[signed: Andrew Fleming]            [signed: Malcolm Robins]
--------------------------------    --------------------------------------
WITNESS                             Malcolm Robins


                                      -55-